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                                                                   EXHIBIT 99(d)

                          THE WILLIAMS COMPANIES, INC.

               SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS*

                                                                 ADDITIONS
                                                              ----------------
                                                              CHARGED
                                                              TO COSTS
                                                  BEGINNING     AND                           ENDING
                                                   BALANCE    EXPENSES   OTHER   DEDUCTIONS   BALANCE
                                                  ---------   --------   -----   ----------   -------
                                                                      (MILLIONS)
Year ended December 31, 2000:
  Allowance for doubtful accounts --
     Receivables(a).............................    $ 3.5      $ 4.7     $ --      $(1.6)(c)   $ 9.8
  Price-risk management credit reserves(a)......     10.6       50.3       --         --        60.9
  Refining and processing plant major
     maintenance accrual(b).....................      7.6        8.4       --        2.1(d)     13.9
Year ended December 31, 1999:
  Allowance for doubtful accounts --
     Receivables(a).............................     10.6        (.1)      --        7.0(c)      3.5
  Price-risk management credit reserves(a)......     13.0       (2.4)      --         --        10.6
  Refining and processing plant major
     maintenance accrual(b).....................      5.3        7.8      3.9(e)     9.4(d)      7.6
Year ended December 31, 1998:
  Allowance for doubtful accounts --
     Receivables(a).............................      9.6       20.4       --       19.4(c)     10.6
     Other assets(a)............................      4.6         --       --        4.6(c)       --
  Price-risk management credit reserves(a)......      7.7        5.3       --         --        13.0
  Refining and processing plant major
     maintenance accrual(b).....................      6.2        5.1       --        6.0(d)      5.3

---------------

 *   Restated as described in Note 1 of Notes to Consolidated Financial
     Statements.

(a)  Deducted from related assets.

(b)  Included in liabilities.

(c)  Represents balances written off, net of recoveries and reclassifications.

(d)  Represents payments made.

(e)  Primarily relates to acquisitions of businesses.

                                     99(d)-1